SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT  /X/

FILED BY A PARTY OTHER THAN THE REGISTRANT  / /

CHECK THE APPROPRIATE BOX:

/ /  PRELIMINARY PROXY STATEMENT

/X/  DEFINITIVE PROXY STATEMENT

/ /  DEFINITIVE ADDITIONAL MATERIALS

/ /  SOLICITING MATERIAL PURSUANT TO RULE 14a-11(c) OR RULE 14a-12

                      AnnTaylor Stores Corporation
________________________________________________________________________________
                (Name of Registrant as Specified in its Charter)

                      AnnTaylor Stores Corporation
________________________________________________________________________________
                    (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed
        pursuant to Exchange Act   Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration No.:

     3) Filing Party:

     4) Date Filed:

                             [ANNTAYLOR LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 1996
                              -------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AnnTaylor Stores Corporation, a Delaware corporation (the "Company"), will be held at 2:00 p.m. on Friday, June 14, 1996, at the Sheraton New York Hotel, 811 Seventh Avenue, New York, New York, for the following purposes:

        1. To elect two Class II Directors of the Company, each to serve for a term of three years;

        2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent accountants for fiscal year 1996; and

        3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

    Only stockholders of record at the close of business on April 15, 1996 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the office of the Secretary of the Company, 142 West 57th Street, New York, New York, for at least ten days prior to the meeting, and will also be available for inspection at the meeting.

                                          By Order of the Board of Directors,
                                          JOCELYN F.L. BARANDIARAN,
                                          Secretary

New York, New York
May 3, 1996

                             YOUR VOTE IS IMPORTANT

      EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY TO THE COMPANY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU SO DESIRE.

                             [ANNTAYLOR LOGO]

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 14, 1996
                                PROXY STATEMENT
                              -------------------

    This Proxy Statement is being furnished to the stockholders of AnnTaylor Stores Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company, to be held at 2:00 p.m. on Friday, June 14, 1996, at the Sheraton New York Hotel, 811 Seventh Avenue, New York, New York, and at any and all adjournments or postponements thereof. At the Annual Meeting, the stockholders of the Company are being asked to consider and vote upon (i) the election of two Class II Directors, each to serve for a term of three years, and (ii) a proposal to ratify the appointment of the Company's independent accountants for fiscal year 1996.

    This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of the Company on or about May 3, 1996.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

    Only holders of record of the Company's common stock, par value $.0068 per share ("Common Stock"), at the close of business on April 15, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 23,086,319 shares of Common Stock outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting.

    Each stockholder will be entitled to one vote per share, in person or by proxy, for each share of Common Stock held in such stockholder's name as of the Record Date on any matter submitted to a vote of stockholders at the Annual Meeting. The election of the Class II Directors will require the affirmative vote of holders of a plurality of the shares of Common Stock represented and voting in person or by proxy and entitled to vote at the Annual Meeting. Ratification of the appointment of the Company's independent accountants for the Company's 1996 fiscal year will require the affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting. In determining whether each of the proposals submitted to a vote of stockholders has received the requisite number of affirmative votes, (i) abstentions will be counted and will have the same effect as a vote against the proposal, except that abstentions will not be counted as votes cast in connection with determining the plurality required to elect a director and will have no effect on the outcome of that vote and (ii) proxies for which the broker does not have discretionary authority and has not received voting instructions from the beneficial owners ("broker non-votes") will be disregarded and will have no effect on the outcome of such vote.

    Shares of Common Stock represented by properly executed proxies received in time for voting at the Annual Meeting will, unless such proxy has previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them (i) FOR the election of the Board of Director's nominees as Class II Directors and (ii) FOR the ratification of Deloitte & Touche LLP as the Company's independent accountants for the Company's 1996 fiscal year. No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting, but should any other matter requiring a vote of stockholders be properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters.

    For information with respect to advance notice requirements applicable to stockholders who wish to propose any matter for consideration or nominate any person for election as a director at an annual meeting, see "Stockholder Proposals for 1997 Annual Meeting".

    Under applicable Delaware law, none of the holders of Common Stock is entitled to appraisal rights in connection with any proposal to be acted on at the Annual Meeting.

    Execution of the enclosed proxy will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Secretary of the Company, 142 West 57th Street, New York, New York 10019, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy.

    This solicitation is being made by the Company. The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for solicitation.

    The principal executive offices of the Company are located at 142 West 57th Street, New York, New York 10019.

                                   PROPOSAL 1
                         ELECTION OF CLASS II DIRECTORS

    The Board of Directors of the Company is divided into three classes, designated Class I, Class II and Class III, serving staggered three-year terms. The Company's Certificate of Incorporation requires that such classes be as nearly equal in number of directors as possible. The terms of the Company's two current Class II Directors, Sally Frame Kasaks and James J. Burke, Jr., expire at the Annual Meeting.

    At the Annual Meeting, two Class II Directors are to be elected to serve three-year terms ending in 1999 or until their respective successors are elected and qualified or their earlier death, resignation or removal. Each of the two nominees presently serves as a Class II Director. Each of the two nominees has consented to serve as a Director if elected at the Annual Meeting and, to the best knowledge of the Board of Directors, each of such nominees is and will be able to serve if so elected. In the event that either of these nominees should be unavailable to stand for election before the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of a nominee unable to serve.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE COMPANY'S NOMINEES AS CLASS II DIRECTORS.

    Set forth below is a brief biography of each nominee for election as a Class II Director and of all other members of the Board of Directors who will continue in office.

                  NOMINEES FOR ELECTION AS CLASS II DIRECTORS
                             TERM EXPIRING IN 1999

    SALLY FRAME KASAKS, AGE 51. Ms. Kasaks has been Chairman, Chief Executive Officer and a Director of the Company and its wholly owned operating subsidiary, AnnTaylor, Inc. ("Ann Taylor"), since February 1992. From February 1989 to January 1992, she was president and chief executive officer of Abercrombie & Fitch, a specialty retailer and a division of The Limited, Inc., a specialty retailer. From November 1985 to September 1988, Ms. Kasaks was president of The Talbots Stores, a specialty women's apparel retailer. For the six years before 1985, she served in various capacities at Ann Taylor, the last two of those years as president.

    JAMES J. BURKE, JR., AGE 44. Mr. Burke has been a Director of the Company and Ann Taylor since February 1989. He has been managing partner of Stonington Partners, Inc. ("Stonington Partners"), a private investment firm, since November 1993, and a director of Stonington Partners since August 1993. He was a partner of Merrill Lynch Capital Partners, Inc. ("ML Capital Partners"), a private investment firm associated with Merrill Lynch & Co., Inc. ("ML&Co."), from May 1993 through June 1994, and was president and chief executive officer of ML Capital Partners from January 1987 through April 1993. Mr. Burke was a first vice president of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") from July 1988 through June 1994 and was a managing director of the Investment Banking Division of ML&Co. from April 1985 through June 1994. Mr. Burke is also a director of ML Capital Partners, Borg-Warner Security Corporation, Pathmark Stores, Inc., Supermarkets General Holdings Corporation, United Artists Theatre Circuit, Inc. and Wherehouse Entertainment, Inc.

                         INCUMBENT CLASS III DIRECTORS
                               TERM EXPIRING 1997

    GERALD S. ARMSTRONG, AGE 52. Mr. Armstrong has been a Director of the Company and Ann Taylor since February 1989. He has been a partner of Stonington Partners, a private investment firm, since November 1993, and a director of Stonington Partners since August 1993. He was a partner of ML Capital Partners, a private investment firm associated with ML&Co., from May 1993 through June 1994, and was an executive vice president of ML Capital Partners from November 1988 through April 1993. Mr. Armstrong was a managing director of the Investment Banking Division of ML&Co. from November 1988 through June 1994. Mr. Armstrong is also a director of ML Capital Partners, First USA, Inc., Beatrice Foods, Inc., Blue Bird Corporation, Wherehouse Entertainment, Inc. and World Color Press, Inc.

    PAUL E. FRANCIS, AGE 41. Mr. Francis has been Executive Vice President--Finance and Administration and Chief Financial Officer of the Company and Ann Taylor since April 1993, and has been a Director of the Company and Ann Taylor since February 1989. He was a vice president of ML Capital Partners from July 1987 to April 1993 and a managing director of the Investment Banking Division of ML&Co. from January 1993 to April 1993. From January 1990 to January 1993, he was a director of the Investment Banking Division of ML&Co.

    HANNE M. MERRIMAN, AGE 54. Ms. Merriman has been a Director of the Company and Ann Taylor since December 1993. She has been the principal in Hanne Merriman Associates, retail business consultants, since January 1992, and from February 1990 to December 1990. From January 1991 to June 1992, Ms. Merriman was president and chief operating officer of Nan Duskin, Inc., a specialty women's apparel retailer, and from December 1988 to January 1990 was president and chief executive officer of Honeybee, Inc., a women's apparel retail catalog business and a division of Spiegel, Inc. Ms. Merriman is also a director of USAir Group, Inc., CIPSCO, Inc., Central Illinois Public Service Company, State Farm Mutual Automobile Insurance Company, The Rouse Company and T. Rowe

Price Mutual Funds. She is a member of the National Women's Forum and a trustee of the American-Scandinavian Foundation.

    Messrs. Armstrong and Burke serve on the Board of Directors of the Company and Ann Taylor as representatives of ML&Co. and certain of its affiliates which, as of the Record Date, beneficially owned an aggregate of 26.7% of the Common Stock. See "Compensation of Directors and Related Matters", "Compensation Committee Interlocks and Insider Participation" and "Beneficial Ownership of Common Stock".

                          INCUMBENT CLASS I DIRECTORS
                               TERM EXPIRING 1998

    ROCHELLE B. LAZARUS, AGE 48. Ms. Lazarus has been a Director of the Company and Ann Taylor since April 1992. She has been president of Ogilvy & Mather Worldwide, an advertising agency, since December 1995 and was president of Ogilvy & Mather North America from April 1994 to December 1995, having served as president of its New York office from June 1991 to April 1994. Ms. Lazarus was employed by Ogilvy & Mather Direct from 1987 to 1991, serving as president for the last two of those years.

    ROBERT C. GRAYSON, AGE 51. Mr. Grayson has been a Director of the Company and Ann Taylor since April 1992. He has been president of Robert C. Grayson & Associates, Inc., a retail marketing consulting firm, since February 1992. He is also chairman of BGA, Inc., a management consulting firm, since June 1995. He was a vice chairman of the board of Tommy Hilfiger Corp., a men's apparel manufacturer and retailer, and chairman of the board of Tommy Hilfiger Retail, a subsidiary of such company, from June 1994 to March 1996. From June 1985 to February 1992, Mr. Grayson was the president and chief executive officer of Lerner New York, a specialty women's apparel retailer and a division of The Limited, Inc., a specialty retailer. Mr. Grayson is also a director of Sunglass Hut International, Inc.

    J. PATRICK SPAINHOUR, AGE 46. Mr. Spainhour has been President and Chief Operating Officer and a Director of the Company since February 1996. From 1994 to February 1996, Mr. Spainhour was executive vice president and chief financial officer of The Donna Karan Company, a designer apparel company. From 1993 to 1994, he was executive vice president, finance and operations of the Stride Rite Corporation, a footwear company, and from 1988 to 1993, he was senior vice president, sourcing of The Gap, Inc., a specialty apparel retailer.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    The Company's Board of Directors held eleven meetings in fiscal 1995. Each Director attended at least 80% of the total number of Board meetings and meetings of Board committees on which such Director served. The Board of Directors has established standing Audit and Compensation Committees. There is no standing Nominating Committee. The membership and functions of the standing committees of the Board of Directors are as follows:

    AUDIT COMMITTEE: The principal functions of the Audit Committee include recommending independent accountants; conferring with the Company's independent accountants regarding the scope and results of their audit of the Company; reviewing the fees of the Company's independent accountants and other terms of their engagement; and reviewing the adequacy of internal accounting controls and the results of fiscal policies and financial management of the Company. The Audit Committee held two meetings in fiscal 1995. The current members of the Audit Committee are Mr. Grayson (Chairman), Ms. Lazarus and Ms. Merriman.

    COMPENSATION COMMITTEE: The principal functions of the Compensation Committee are to review and make recommendations regarding the compensation of the executive officers of the Company and to administer the Company's benefit plans, including its stock option plans and management performance compensation plan. The Compensation Committee held five meetings in fiscal 1995. The current members of the Compensation Committee are Mr. Armstrong, Mr. Burke, Ms. Lazarus (Chairman) and Ms. Merriman.

COMPENSATION OF DIRECTORS AND RELATED MATTERS

    Directors who are employees of the Company, and Directors serving on the board as representatives of ML&Co. and its affiliates, do not receive any compensation for serving on the Board of Directors of either the Company or Ann Taylor. Directors who are not employees of the Company or representatives of ML&Co. or its affiliates receive $20,000 in compensation annually, plus $750 for each meeting attended.

    Mr. Armstrong and Mr. Burke serve on the Boards of Directors of the Company and Ann Taylor as representatives of ML&Co and certain of its affiliates. In 1993, Messrs. Armstrong and Burke, together with other colleagues from ML Capital Partners, founded Stonington Partners, formerly known as First Capital Partners, Inc. In July 1994, Messrs. Armstrong and Burke left the employment of ML&Co., although each has continued to serve as a director of ML Capital Partners and certain other companies, including the Company and Ann Taylor, in which ML&Co. or certain of its affiliates have equity investments. In this connection, each of Messrs. Armstrong and Burke entered into a consulting agreement with ML&Co. which provides, among other things, for his continued availability to serve on the Boards of Directors of the Company, Ann Taylor and such other companies, unless requested to resign by ML&Co., and for his compensation by ML&Co. for serving in such capacities and for other consulting services.

    Robert C. Grayson & Associates, Inc. ("RCG Associates"), a company wholly owned by Mr. Grayson, a director of the Company, was engaged as a consultant to Ann Taylor with respect to certain real estate and other matters from August 1992 through July 1995. For fiscal 1995, RCG Associates received aggregate fees of $24,000 pursuant to this engagement.

EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the executive officers of the Company as of April 1, 1996:

   NAME                           POSITION AND OFFICES
- -----------------------------  ------------------------------------------------------------

Sally Frame Kasaks...........  Chairman, Chief Executive Officer and Director of the
                               Company and Ann Taylor

J. Patrick Spainhour.........  President, Chief Operating Officer and Director of the
                               Company and Ann Taylor

Paul E. Francis..............  Executive Vice President--Finance and Administration, Chief
                                 Financial Officer and Director of the Company and Ann
                                 Taylor

Barry I. Shapiro.............  Executive Vice President--General Manager--Ann Taylor Loft
                                 division of Ann Taylor

Anthony D. Atenasio..........  Senior Vice President--Planning & Allocation of Ann Taylor

Robert C. Dakin..............  Senior Vice President--Director of Stores--Ann Taylor Stores
                                 division of Ann Taylor

Walter J. Parks..............  Senior Vice President--Finance of the Company and Ann Taylor

Gayle Wyroba.................  Senior Vice President--General Merchandise Manager--Ann
                                 Taylor Stores division of Ann Taylor

Jocelyn F.L. Barandiaran.....  Vice President--General Counsel and Secretary of the Company
                                 and Ann Taylor

Information regarding Ms. Kasaks, Mr. Spainhour and Mr. Francis is set forth above under "Nominees for Election as Class II Directors", "Incumbent Class I Directors" and "Incumbent Class III Directors", respectively.

    BARRY I. SHAPIRO, AGE 41. Mr. Shapiro has been Executive Vice President--General Manager-- AnnTaylor Loft, previously known as AnnTaylor Factory Stores, since February 1996. He has been employed by Ann Taylor since 1990 and has held various positions, including Vice President and Director of Merchandise Distribution and Quality Control from November 1990 to October 1991, Vice President of Merchandise Administration from October 1991 to March 1993, and Senior Vice President--Ann Taylor Loft from March 1993 to January 1996.

    ANTHONY D. ATENASIO, AGE 49. Mr. Atenasio was Senior Vice President--Planning & Allocation of AnnTaylor from December 1994 through April 1996. From March 1992 to December 1994, he was Vice President--Planning & Distribution for The Sports Authority, Inc., a sporting goods superstore retailer. From August 1972 to March 1992, Mr. Atenasio worked for Ames Department Stores, Inc., formerly known as Zayre Discount Department Stores, Inc., where he held various senior positions in replenishment and merchandising. Mr. Atenasio resigned from his position with Ann Taylor effective April 12, 1996.

    ROBERT DAKIN, AGE 40. Mr. Dakin has been Senior Vice President--Director of Stores--Ann Taylor Stores division since January 1996. He has been employed by Ann Taylor since 1990 and has held various positions, including Vice President--Merchandising Operations from 1990 to 1992, and Regional Vice President--Southeast and Southwest from 1992 to 1996.

    WALTER J. PARKS, AGE 37. Mr. Parks has been Senior Vice President--Finance of the Company and Ann Taylor since February 1995. He has been employed by Ann Taylor since 1988 and has held various positions, including General Accounting Manager, Director of Financial Reporting and, from 1992 to 1995, Vice President of Financial Reporting.

    GAYLE WYROBA, AGE 47. Ms. Wyroba has been Senior Vice President--General Merchandise Manager--Ann Taylor Stores division of Ann Taylor since January 1996. She has been employed by Ann Taylor since 1992 and has held various positions, including Merchandising Vice President for Tops, Merchandising Vice President for Tops and Weekend, Vice President--General Merchandise Manager of Ann Taylor Direct, and Senior Vice President--Marketing. Prior to joining Ann Taylor, Ms. Wyroba was employed by Abercrombie & Fitch, a specialty retailer and a division of The Limited, Inc., a specialty retailer, from 1988 to 1992, where her last position was divisional merchandise manager of women's.

    JOCELYN F.L. BARANDIARAN, AGE 35. Ms. Barandiaran has been Vice President--General Counsel and Secretary of the Company and Ann Taylor since May 1992. From 1987 to 1992, she was a corporate mergers and acquisitions associate at the law firm of Skadden, Arps, Slate, Meagher & Flom.

                             EXECUTIVE COMPENSATION

    The following summary compensation table sets forth information regarding the annual and long-term compensation awarded or paid for each of the last three fiscal years to those persons who were, for the fiscal year ended February 3, 1996, the Chief Executive Officer and the four other most highly compensated executive officers of the Company and Ann Taylor (collectively, the "named executives") and one additional executive officer who resigned from her position with the Company prior to the end of the 1995 fiscal year. Mr. Atenasio was not employed by the Company in fiscal year 1993; accordingly, no information is set forth in the table with respect to him for that year.

                                    TABLE I
             SUMMARY OF COMPENSATION TO CERTAIN EXECUTIVE OFFICERS

                                                                                                     LONG-TERM
                                                                                                    COMPENSATION
                                                           ANNUAL COMPENSATION                ------------------------
                                               --------------------------------------------   RESTRICTED   SECURITIES
                                      FISCAL                                 OTHER ANNUAL       STOCK      UNDERLYING
  NAME AND PRINCIPAL POSITION          YEAR    SALARY ($)   BONUS ($)(A)   COMPENSATION ($)   AWARDS ($)   OPTIONS (#)
- ------------------------------------  ------   ----------   ------------   ----------------   ----------   -----------
Sally Frame Kasaks..................    1995    $ 780,000     $ --             $ 18,074         -$-           50,000
 Chairman and Chief Executive           1994      750,000      450,000            8,303         --           170,000
 Officer                                1993      650,000      243,750          --              --            30,000

Paul E. Francis.....................    1995      335,000       --              --              --            30,000
 Executive Vice President--Finance      1994      325,000      156,000          --              --            80,000
 and Administration                     1993      262,292       80,167          --              --            70,000

Andrea M. Weiss(c)..................    1995      255,000       --               26,354(d)      --            15,000(e)
 Senior Vice President--Director of     1994      254,600       88,200          --              --            50,000(f)
 Stores                                 1993      234,600       50,625          --              --            15,000(g)

Anthony D. Atenasio(h)..............    1995      225,000       33,750          155,747(i)      --            15,000(j)
 Senior Vice President--Planning &      1994       35,913       33,750            1,118         --            20,000(k)
 Allocation                             1993       --           --              --              --            --

Barry I. Shapiro....................    1995      250,000       --              --              --            15,000
 Executive Vice President--General      1994      175,000       63,000          --              --            50,000
 Manager--AnnTaylor Loft                1993      144,000       32,375          --              --             8,500

Randy Richardson(l).................    1995      225,000       --              --              --            15,000(n)
 Senior Vice President--Information     1994      195,000       58,500           11,239         --            30,000(o)
 Technology and Logistics               1993      185,000       39,312           64,129(m)      --            20,000(p)


                                       ALL OTHER
                                      COMPENSATION
  NAME AND PRINCIPAL POSITION            ($)(B)
- ------------------------------------  ------------
Sally Frame Kasaks..................    $ 11,477
 Chairman and Chief Executive              7,857
 Officer                                   7,755
Paul E. Francis.....................       4,397
 Executive Vice President--Finance         2,281
 and Administration                       --
Andrea M. Weiss(c)..................       4,308
 Senior Vice President--Director of        2,757
 Stores                                    1,318
Anthony D. Atenasio(h)..............          78
 Senior Vice President--Planning &        --
 Allocation                               --
Barry I. Shapiro....................       4,365
 Executive Vice President--General         2,915
 Manager--AnnTaylor Loft                   2,330
Randy Richardson(l).................       2,657
 Senior Vice President--Information        2,611
 Technology and Logistics                    583

                                                   (Footnotes on following page)

(Footnotes for preceding page)

 (a)  Bonus awards were paid pursuant to the Company's Management Performance Compensation
      Plan, except that bonus amounts indicated for Mr. Atenasio for 1995 and 1994 were guaranteed bonus amounts paid to Mr. Atenasio in accordance with the terms of his compensation arrangement upon hire by the Company.

 (b)  Represents contributions made by the Company on behalf of the named executives to its
      401(k) Savings Plan and the cost of group term life insurance paid by the Company on behalf of qualifying named executives during the years shown.

 (c)  Ms. Weiss resigned from her position with the Company effective January 24, 1996.

 (d)  Includes $19,615 for vested, accrued vacation payable upon Ms. Weiss' separation of employment.

 (e)  None of these options were vested at the time of Ms. Weiss' separation of employment and were cancelled on the separation date.

 (f)  45,834 of these options were not vested at the time of Ms. Weiss' separation of employment and were cancelled on the separation date.

 (g)  6,000 of these options were not vested at the time of Ms. Weiss' separation of employment and were cancelled on the separation date.

 (h)  Mr. Atenasio resigned from his position with the Company effective April 12, 1996.

 (i)  Represents reimbursement for relocation expenses.

 (j)  None of these options were vested at the time of Mr. Atenasio's separation of employment and were cancelled on the separation date.

 (k)  18,334 of these options were not vested at the time of Mr. Atenasio's separation of employment and were cancelled on the separation date.

 (l)  Mr. Richardson resigned from his position with the Company effective March 15, 1996.

 (m)  Includes $47,119 reimbursement of relocation expenses.

 (n)  13,750 of these options were not vested at the time of Mr. Richardson's separation of employment and were cancelled on the separation date.

 (o)  25,000 of these options were not vested at the time of Mr. Richardson's separation of employment and were cancelled on the separation date.

 (p)  4,000 of these options were not vested at the time of Mr. Richardson's separation of employment and were cancelled on the separation date.

    The following table sets forth certain information with respect to stock options awarded during fiscal year 1995 to the named executives listed in Table I above. These option grants also are reflected in Table I. In accordance with Securities and Exchange Commission ("Commission") rules, the hypothetical realizable values for each option grant are shown based on compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of appreciation are prescribed by the Commission and are for illustration purposes only; they are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects.

                                    TABLE II
                   STOCK OPTIONS GRANTED IN FISCAL YEAR 1995

                                                                                                POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED ANNUAL
                                                  % OF TOTAL                                    RATES OF STOCK PRICE
                               # OF SECURITIES   # OF OPTIONS                                  APPRECIATION FOR OPTION
                                 UNDERLYING       GRANTED TO                                           TERM(B)
                                   OPTIONS       EMPLOYEES IN   EXERCISE PRICE   EXPIRATION   -------------------------
   NAME                          GRANTED(A)      FISCAL 1995      ($/SHARE)         DATE        5% ($)        10% ($)
- -----------------------------  ---------------   ------------   --------------   ----------   ----------    -----------
Sally Frame Kasaks...........       50,000           10.45%        $ 33.00         2/24/05    $1,037,500    $ 2,629,500
Paul E. Francis..............       30,000            6.27           33.00         2/24/05       622,500      1,577,700
Andrea M. Weiss..............       15,000(c)         3.14           33.00         2/24/05       311,250        788,850
Anthony D. Atenasio..........       15,000(d)         3.14           21.875         6/7/05       206,325        522,975
Barry I. Shapiro.............       15,000            3.14           33.00         2/24/05       311,250        788,850
Randy Richardson.............       15,000(e)         3.14           33.00         2/24/05       311,250        788,850

                                                   (Footnotes on following page)

(Footnotes for preceding page)

 (a)  One-third of the options granted to each of the named executives in 1995 are "time vesting" options which vest 25% per year on each of the first through fourth anniversaries of the date of grant. The remaining two-thirds of these options are
      "performance-vesting" options which become fully exercisable upon the earliest to occur of: (i) the ninth anniversary of the date of grant, (ii) the date on which the trading price of the Common Stock is at least $60.00 per share, provided that this occurs before the fifth anniversary of the grant, and (iii) the date on which the Company's aggregate consolidated net income before extraordinary items for four consecutive quarters after fiscal 1994 equals at least $2.84 per share, provided that this occurs before the fifth anniversary of the grant. If the Company achieves 80% of either of the performance measures described in (ii) or (iii) above by the fifth anniversary of the grant, then a portion of the options becomes exercisable, equal to 25% of the grant plus 3.75% for every percentage point by which performance exceeds 80% of the measure. Upon the occurrence of one of the following "Acceleration Events," all such options will become vested: (i) any person (excluding certain specified persons) becomes the owner of at least 20% of the Common Stock, (ii) a majority of the Board of Directors changes, or
      (iii) a merger or other specified event occurs.

 (b)  These columns show the hypothetical realizable value of the options granted for the ten-year term of the options, assuming that the market price of the Common Stock subject to the options appreciates in value at the annual rate indicated in the table, from the date of grant to the end of the option term.

 (c)  None of these options were vested at the time of Ms. Weiss' separation of employment from the Company and all were cancelled on the separation date.

 (d)  None of these options were vested at the time of Mr. Atenasio's separation of employment from the Company and all were cancelled on the separation date.

 (e)  13,750 of these options were not vested at the time of Mr. Richardson's separation of employment from the Company and were cancelled on the separation date.

    The following table shows the number and value of stock options exercised by each of the named executives listed in Table I during fiscal year 1995, the number of all vested (exercisable) and unvested (not yet exercisable) stock options held by each such officer at the end of fiscal year 1995, and the value of all such options that were "in the money" (i.e., the market price of the Common Stock was greater than the exercise price of the options) at the end of fiscal year 1995.

                                   TABLE III
              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1995 AND
                         FISCAL YEAR END OPTION VALUES

                                                          NUMBER OF SECURITIES            $ VALUE OF UNEXERCISED
                           # OF SHARES                   UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS
                           ACQUIRED ON    $ VALUE     OPTIONS AT END OF FISCAL 1995       AT END OF FISCAL 1995
    NAME                    EXERCISE      REALIZED      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE(A)
- ------------------------   -----------    --------    -----------------------------    ----------------------------
Sally Frame Kasaks......     --             --              232,165/217,835                       $ 0/$0
Paul E. Francis.........     --             --               48,666/131,334                       $ 0/$0
Andrea M. Weiss.........     --             --               23,166/--                            $ 0/$0
Anthony D. Atenasio.....     --             --                1,666/33,334(b)                     $ 0/$0
Barry I. Shapiro........     --             --               13,266/65,234                        $ 0/$0
Randy Richardson........     --             --               16,500/48,500(c)                     $ 0/$0

- ------------

 (a)  Calculated based on the closing market price of the Common Stock of $11 3/8 on February
      2, 1996, the last trading day in fiscal year 1995, less the amount required to be paid upon exercise of the option.

 (b)  None of the unexercisable options were vested at the time of Mr. Atenasio's separation of employment from the Company and were cancelled on the separation date.

 (c)  42,750 of the unexercisable options were not vested at the time of Mr. Richardson's separation of employment from the Company and were cancelled on the separation date.

    PENSION PLAN. Ann Taylor adopted, as of July 1, 1989, a defined benefit retirement plan for the benefit of employees of Ann Taylor (the "Pension Plan"). The Pension Plan is a "cash balance pension plan" intended to qualify under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). An account balance is established for each participant, which is credited with a benefit equal to 3% of compensation during each of the participant's first ten years of service, 4% of compensation during each of the participant's next five years of service, and 5% of compensation during each of the participant's years of service in excess of fifteen. Compensation for this purpose includes salary, bonus and certain other benefits. The Code limits the compensation that may be taken into account under the Pension Plan for any participant. Participants' accounts are credited with interest quarterly, at a rate equal to the average one-year Treasury bill rate. Retirement benefits are determined by dividing the amount of a participant's account by a specified actuarial factor, subject, however, to the limitation imposed by the Code. Participants are fully vested in their accounts after completion of five years of service. Participants receive credit for service with Ann Taylor prior to July 1, 1989 for purposes of vesting and determining the percentage of compensation that will be credited to their accounts.

    As of February 3, 1996, the credited years of service under the Pension Plan for Ms. Kasaks was 2.75 years, for Mr. Francis 1.5 years, for Ms. Weiss 2.25 years, for Mr. Shapiro 4.0 years, and for Mr. Richardson 2.0 years. Mr. Atenasio was not a participant in the Pension Plan during fiscal year 1995. The estimated monthly retirement benefit, payable as a single life annuity, that would be payable to each of the executives named in Table I above who were participants in the plan during fiscal year 1995, assuming retirement as of December 31, 1995, the commencement of payments at age 65 and annual interest at the rate of 7%, is as follows: Ms. Kasaks, $286; Mr. Francis, $440; Ms. Weiss, $520; Mr. Shapiro $861; and Mr. Richardson, $587. These benefits would not be subject to any reduction for social security benefits or other offset amounts.

    The estimated annual retirement benefit to which Ms. Kasaks would be entitled pursuant to the employment agreement between Ms. Kasaks and the Company described below, beginning at age 60, would be approximately $783,000, after taking into account offsets for other pension benefits.

    EMPLOYMENT AGREEMENTS. Effective as of February 1, 1994, the Company and Ms. Sally Frame Kasaks entered into an employment agreement (the "1994 Agreement"), which replaced the employment agreement previously in effect between the Company and Ms. Kasaks. The 1994 Agreement provides for Ms. Kasaks' employment as Chairman of the Board and Chief Executive Officer of the Company for a term of three years, which term is automatically extended on an annual basis for one additional year unless either party provides notice (a "Nonrenewal Notice") that it does not wish to extend the term. Under the terms of the 1994 Agreement, Ms. Kasaks is entitled to an annual base salary of not less than $750,000, and is entitled to participate in the Company's annual bonus and stock option plans as well as other Company benefit programs. In addition, the Company loaned Ms. Kasaks the sum of $500,000, which amount is payable on January 31, 1999. See "Indebtedness of Management".

    The 1994 Agreement also provides Ms. Kasaks with a supplemental retirement benefit (the "SERP") equal to 50 percent of her "final average compensation" (the highest average of her annual salary and bonus over a period of three consecutive fiscal years, except that the maximum bonus to be taken into account for any year may not exceed Ms. Kasaks' salary for that year), reduced by social security benefits and amounts payable under any Company pension plan. The SERP is fully vested upon Ms. Kasaks' attainment of age 55 with 15 years of service with the Company, including service with the Company's predecessor. The SERP also becomes fully vested (although subject to reduction to reflect actual and deemed service of less than 15 years) in the event of Ms. Kasaks' death, disability or termination by the Company without Cause (as defined in the 1994 Agreement); in the event of termination by Ms. Kasaks for Good Reason (as defined in the 1994 Agreement); or in the event the term of the 1994 Agreement expires by reason of a Nonrenewal Notice provided by the Company. The SERP provides a 50% survivor benefit to Ms. Kasaks' spouse for his life. Payment of the SERP benefits is subject to Ms. Kasaks' continued compliance with certain noncompete and nonsolicitation provisions contained in the 1994 Agreement.

    In the event of termination of Ms. Kasaks' employment by the Company without Cause, termination by Ms. Kasaks for Good Reason or expiration of the term of the 1994 Agreement by reason of a Nonrenewal Notice provided by the Company, Ms. Kasaks shall be entitled, among other things, to receive continued salary and the average of her last three bonuses (such amounts generally to be paid over a period equal to the longer of 18 months or the remainder of the term of the 1994 Agreement, subject to Ms. Kasaks' compliance with the noncompete and nonsolicitation provisions of the 1994 Agreement), and to additional vesting of all or a portion of her outstanding stock options and restricted shares. If any payments or benefits received by Ms. Kasaks would be subject to the "golden parachute" excise tax under the Code, the Company has agreed to pay to Ms. Kasaks such additional amounts as may be necessary to place her in the same after-tax position as if the payments had not been subject to such excise tax.

    Effective as of February 19, 1996, the Company and Mr. J. Patrick Spainhour entered into an employment agreement (the "Spainhour Agreement") in connection with his commencement of service as an employee of the Company. The Spainhour Agreement provides for Mr. Spainhour's employment as President and Chief Operating Officer of the Company for a term of three years, which term is automatically extended on an annual basis for one additional year unless either party provides six months' notice that it does not wish to extend the term. The Spainhour Agreement further provides that the Company will use its best efforts to appoint and elect Mr. Spainhour to the Board of Directors. Under the terms of the Spainhour Agreement, Mr. Spainhour is entitled to an annual base salary of not less than $525,000, and is entitled to participate in the Company's annual bonus and stock option plans, as well as other Company benefit programs. Pursuant to the Company's 1992 Stock Option and Restricted Stock and Unit Award Plan (the "Option Plan"), Mr. Spainhour was granted a time vested Non-Qualified Stock Option (the "Spainhour Option") to acquire 100,000 shares of Common Stock at an exercise price equal to the fair market value on the date Mr. Spainhour commenced employment with the Company. The Spainhour Option vests 50% on each of the first two anniversaries of the date of grant and is subject to accelerated vesting and termination in accordance with the Option Plan. For the fiscal year ended February 1, 1997, Mr. Spainhour's bonus shall be at least $200,000, provided his employment has not been terminated by the Company for Cause or by Mr. Spainhour without Good Reason (as such terms are defined in the Spainhour Agreement).

    In the event of termination of Mr. Spainhour's employment by the Company without Cause, of termination by Mr. Spainhour for Good Reason or expiration of the term of the Spainhour Agreement by reason of a Nonrenewal Notice provided by the Company, Mr. Spainhour shall be entitled, among other things, to receive, for the longer of one year or the remaining term of the Spainhour Agreement, an amount representing his salary plus the average of his last three annual bonuses (or if in the first year of the term, the minimum bonus for such year), subject to Mr. Spainhour's compliance with the noncompete and nonsolicitation provisions of the Spainhour Agreement. If any payments or benefits received by Mr. Spainhour would be subject to the "golden parachute" excise tax under the Code, the Company has agreed to pay Mr. Spainhour such additional amounts as may be necessary to place him in the same after-tax position as if the payments had not been subject to such excise tax.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation policy, which is endorsed by the Compensation Committee of the Board of Directors and by the full Board of Directors, is designed to attract and retain highly motivated, results-oriented executives of experience and ability, by basing executives' compensation, in significant part, on the growth and profitability of the Company. There are two principal components to executive compensation: (i) cash compensation, consisting of both a base salary and a variable performance-based portion that is dependent upon short-term Company operating profits, and (ii) stock option grants, the value of which is dependent upon the long-term performance of the Company. The Committee believes that this compensation structure provides executives with incentive to remain with the Company and to direct their efforts towards building the long-term profitability of the Company and the value of its stock.

    In determining an individual executive's compensation, consideration is given to, among other things, the executive's experience and historical and anticipated contribution to the Company. Consideration also is given to the amount and forms of compensation paid to like executives by other companies in the Company's industry, including the companies that comprise the Dow Jones Specialty Apparel Retailers Index, to the extent that such information is available. No specific weight is given to any of these considerations.

ANNUAL CASH COMPENSATION

    An executive's total annual cash compensation is intended to compensate the executive fairly. In the view of the Company, "fair" compensation is generally at the middle to upper end of the range for the industry, taking into consideration the individual executive's experience and historical and expected contribution to the Company. The Company has found that, in attracting executives from other companies, in many instances it has had to offer annual cash compensation (base salary plus performance compensation) that is at the upper end of the industry range.

    As indicated above, an executive's total cash compensation is comprised of the executive's base salary plus a performance-based component derived through participation in the Company's Management Performance Compensation Plan, which was approved by stockholders at the 1994 Annual Stockholders Meeting (the "Performance Compensation Plan"). Under the Performance Compensation Plan, each spring and fall season, the Compensation Committee, in consultation with management and the remaining members of the Board, sets a target operating income level for the six-month season and establishes each participating executive's individual performance compensation percentage, representing a percentage of the executive's base compensation that will be paid if the performance target is met. Each participating executive's performance compensation percentage is determined by the Committee, in consultation with management and the other members of the Board, based on their judgment of the extent to which the individual executive's performance could affect overall Company results. The percentage of senior executives' targeted cash compensation that consists of performance-based compensation is significantly greater than the percentage of junior executives' compensation that is performance-based.

    Base salary is set at an amount that is less than the executive's targeted total compensation level; in order to attain the targeted compensation level, the executive is dependent upon earning the variable, performance-based component. If the Company achieves its financial objectives, performance compensation is paid and, when added to the executive's base compensation, should result in the executive achieving his or her targeted "fair" compensation level. If the Company performs exceptionally well, as it did in 1994, the executives' contribution to this performance would also be reflected by a greater performance compensation payment. Similarly, failure of the Company to reach its objectives, as was the case in 1995, would result in the executive's performance compensation, and thus total cash compensation, being less than the targeted level. As a result of the Company's disappointing financial performance in 1995, no executive received any payment under the Performance Compensation Plan for fiscal 1995.

    The Committee believes that this cash compensation strategy provides executives with a balance between compensation security and appropriate incentives to use their best efforts to cause the Company to achieve and exceed its profit objectives.

LONG-TERM INCENTIVE COMPENSATION

    The other principal component of executives' compensation is stock options, which are intended as a tool to attract, provide incentive to and retain those executives and senior management-level associates who make the greatest contribution to the business, and who can have the greatest effect on the long-term profitability of the Company. The exercise price of stock options is set at a price equal to or greater than the market price of the Common Stock at the time of the grant. The options, therefore, do not have any value to the executive unless the market price of the Common Stock rises.

    Two-thirds of the stock options granted to senior executives in 1995 were "performance-vesting" options, which do not vest for at least five years unless specified earnings or Common Stock trading price targets are met (see "Analysis of 1995 Compensation of Chief Executive Officer" below). The Committee believes that these options more closely align the executives' interests with those of its stockholders, and focus management on building profitability and long-term stockholder value.

    Stock options are often awarded as part of an individualized compensation package developed for a newly hired executive. The Compensation Committee also believes it is appropriate to make periodic grants of stock options, approximately annually, in order to provide continuing incentives to management and to remain competitive with industry peers and leaders. In making periodic stock grants, the Committee also considers the amount of stock options previously granted to them.

    As of the date of this Proxy Statement, there were remaining available for grant under the Company's 1992 Stock Option Plan options covering approximately 100,000 shares of Common Stock. Based upon the Company's disappointing financial performance in 1995, the Compensation Committee did not believe it would be appropriate to submit to stockholders a proposal to increase the number of shares available for option grants under the Option Plan at this time. However, the Compensation Committee anticipates that it may present to stockholders a proposal to increase options available for grant under the Option Plan at the 1997 Annual Stockholders Meeting.

    The Committee believes that, in certain cases, grants of restricted stock provide a more effective incentive tool than grants of stock options. Restricted stock awards are intended principally for junior level management, in recognition of past performance and to encourage continued contributions to the Company.

ANALYSIS OF 1995 COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The Compensation Committee typically takes action with respect to executive compensation at the commencement of the fiscal year. In February 1995, the Committee increased the base compensation of the Company's Chairman and Chief Executive Officer, Sally Frame Kasaks, for fiscal 1995 from $750,000 to $780,000. In awarding this increase, the Committee took into account the success of the business strategies implemented by Ms. Kasaks since her rejoining the Company in 1992 and the strong financial performance of the Company in the 1994 fiscal year that had just ended. In fiscal 1994, the Company's earnings per share, before extraordinary items and before the 1993 distribution center restructuring charge, nearly doubled, from $0.71 per share in fiscal 1993 to $1.40 per share in fiscal 1994.

    In light of Ms. Kasaks' outstanding performance in 1994, and in order to provide her with strong future incentives, in February 1995 the Committee also awarded Ms. Kasaks stock options covering 50,000 shares of Common Stock. This award represented 14% of the stock option awards, covering 353,750 shares, made to a total of 113 management associates at the same time. The exercise price of these stock options is $33.00, the fair market value of the Common Stock as of the close of business on the trading day prior to the date of grant. One-third of these options is "time-vesting" options, which become exercisable 25% on each of the first through fourth anniversaries of the date of grant. The remaining two-thirds of these options are "performance-vesting" options, which become fully exercisable prior to the fifth anniversary of the date of grant only if the price of the Company's Common Stock on the New York Stock Exchange reaches at least $60.00 (nearly double the price of the Common Stock at the time of grant) or aggregate consolidated net income before extraordinary items for four consecutive quarters equals at least $2.84 per share (more than double the Company's fiscal year 1994 net income before extraordinary items). If each of these targets were achieved in the fifth year, they would represent an average annual rate of increase in the Company's stock price of 12.75%, and an average annual rate of increase in net income before extraordinary items of 15.2%. If the Company achieves at least 80% of either of these performance measures by the fifth anniversary of the date of grant, then the options become partially exercisable, at a rate of 25% plus 3 3/4% for each percentage point by which the Company exceeds 80% of the performance measure. If the Company does not achieve at least 80% of the performance measures by the fifth anniversary, then none of the performance-vesting options become exercisable until the ninth anniversary of the grant.

    Ms. Kasaks' performance compensation percentage under the Performance Compensation Plan was set at 25% for each of the spring and fall seasons in 1995 (or 50% for the full year). As indicated above, as a result of the Company's disappointing financial results in 1995, Ms. Kasaks did not receive any performance compensation payment for either the spring or fall season in 1995.

                                          ROCHELLE B. LAZARUS (Chairman)
                                          GERALD S. ARMSTRONG
                                          JAMES J. BURKE, JR.
                                          HANNE M. MERRIMAN

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As of the Record Date, ML&Co. and certain of its affiliates beneficially owned an aggregate of approximately 26.7% of the outstanding Common Stock. Messrs. Armstrong and Burke serve on the Boards of Directors of the Company and Ann Taylor as representatives of ML&Co. and its affiliates. Accordingly, ML&Co. and its affiliates are in a position to influence the management of the Company. Messrs. Armstrong and Burke are also members of the Compensation Committee of the Board of Directors of the Company and Ann Taylor.

                            STOCK PERFORMANCE GRAPH

    The following line graph compares the cumulative total stockholder return on the Company's Common Stock on an annual basis from May 16, 1991, the date of the Company's initial public offering of the Common Stock, through February 3, 1996, with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and the Dow Jones Specialty Apparel Retailers Index ("DJ Apparel") for the same period. In accordance with the rules of the Commission, the returns are indexed to a value of $100 at May 16, 1991 and assume that all dividends were reinvested.

     COMPARISON OF ANNUAL CUMULATIVE TOTAL RETURN THROUGH FEBRUARY 3, 1996
                 ANNTAYLOR, S&P 500 INDEX, AND DJ APPAREL INDEX

   $250



    200


    150


    100


     50


      0

          5/91       1/92     1/93      1/94       1/95        2/96

              () - Ann Taylor

              [] - S&P 500

              /\ - DJ Apparel

- -------------------------------------------------------------------------------
            16-May-91   31-Jan-92   29-Jan-93   28-Jan-94   27-Jan-95  2-Feb-96
- -------------------------------------------------------------------------------
Ann Taylor    100.00       84.62       82.21        84.13     130.77     43.75
S&P 500       100.00      112.10      123.95       139.06     140.60    195.07
DJ Apparel    100.00      119.38      113.20       105.78      95.58    111.34
- -------------------------------------------------------------------------------

                           INDEBTEDNESS OF MANAGEMENT

    Pursuant to the 1994 Employment Agreement, the Company loaned Ms. Kasaks the sum of $500,000, which amount is payable on January 31, 1999. On each date on which interest is payable under the loan, the Company has agreed to pay to Ms. Kasaks such amounts as may be necessary to place her in the same after-tax position as if the loan had been interest-free. The loan shall be forgiven by the Company on the following events: if Ms. Kasaks is employed on the maturity date; if, prior to such date, she is involuntarily terminated without Cause or dies or becomes disabled while still employed; or if the term of the 1994 Agreement expires by reason of a Nonrenewal Notice having been provided by the Company.

    As of the date of his separation from the Company, Mr. Richardson owed the Company an aggregate principal amount of $130,942.25, pursuant to two promissory notes. $100,000 of such principal amount bears interest at a rate equal to the Company's cost of capital and the balance bears interest at the rate of 7% per annum. Mr. Richardson is required to make monthly installment payments to the Company of $5,125 until the loans and all interest thereon are paid in full, and is required to make additional installment payments from the proceeds of the sale of any shares of Company Common Stock received upon the exercise of any of employee stock options and upon the sale of his current primary residence.

                        COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain officers to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Copies of all such Section 16(a) reports are required to be furnished to the Company. These filing requirements also apply to holders of more than ten percent of the Company's Common Stock. To the Company's knowledge, based solely on a review of the copies of Section 16(a) reports furnished to the Company during the fiscal year ended February 3, 1996, or written representations from certain reporting persons that no Forms 5 were required for those persons, all transactions were reported on a timely basis, except that (i) Mr. Francis was on medical leave from October through December 1995 and Form 4 filings by Mr. Francis for the months of September 1995 through January 1996, reporting automatic monthly stock purchases made through payroll deductions under the Company's associate stock purchase plan, were not made on time; the information required on these reports was included in Mr. Francis' Fiscal 1995 Form 5 filing; and (ii) Ms. Lazarus was unaware of, and therefore did not timely report, two transactions in the Company's Common Stock in 1994 and 1995 by a pension fund of which Ms. Lazarus' husband is the beneficiary.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

PRINCIPAL STOCKHOLDERS

    As of the April 15, 1996 Record Date, the outstanding Common Stock was held of record by 850 stockholders. The following table sets forth certain information concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each director, by the named executives listed in Table I above, and by all directors and executive officers as a group, as of the Record Date. Except as otherwise indicated, all persons listed below have
(i) sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of Common Stock.

                                                                            NO. OF
                                                                          SHARES OF
    NAME OF BENEFICIAL OWNER                                             COMMON STOCK    PERCENT
- ----------------------------------------------------------------------   ------------    -------
Merrill Lynch Entities(a).............................................     6,155,118       26.7%
LGT Asset Management, Inc.(b).........................................     2,237,500        9.7%
The Crabbe Huson Group, Inc. and
  The Crabbe Huson Special Fund, Inc.(c)..............................     2,169,800        9.4%
The Capital Group Companies, Inc.(d)..................................     1,661,600        7.2%
Sally Frame Kasaks(e).................................................       327,497        1.4%
Paul E. Francis(e)....................................................       122,323          *
J. Patrick Spainhour..................................................       --            --
Andrea M. Weiss(e)....................................................        23,506          *
Anthony D. Atenasio(e)................................................         1,666          *
Barry I. Shapiro(e)...................................................        20,382          *
Randy Richardson(e)...................................................        24,500          *
Gerald S. Armstrong(f)(g).............................................        10,964          *
James J. Burke, Jr.(f)................................................        52,920          *
Robert C. Grayson.....................................................        15,000          *
Rochelle B. Lazarus(h)................................................           600          *
Hanne M. Merriman.....................................................           200          *
All executive officers and directors as a group (16 persons)(e).......       686,801        3.0%

- ------------

   *  Less than 1%

 (a)  As of the Record Date, certain affiliates of ML&Co. (collectively, the "Merrill Lynch
      Entities") beneficially owned an aggregate of 6,155,118 shares, or approximately 26.7%, of the outstanding Common Stock. Shares of Common Stock beneficially owned by the
      Merrill Lynch Entities were held as follows: 3,010,249 shares by Merrill Lynch Capital
      Appreciation Partnership No. B-II, L.P.; 1,756,892 shares by ML Offshore LBO
      Partnership No. B-II; 851,656 shares by ML IBK Positions, Inc.; 334,796 shares by
      Merchant Banking L.P. No. III; 163,448 shares by Merrill Lynch KECALP L.P. 1989; 29,834 shares by MLCP Associates L.P. No. I; 7,483 shares by Merrill Lynch KECALP L.P. 1987;
      and 760 shares by ML Capital Partners. The Merrill Lynch Entities are deemed to have shared voting and investment power with other ML&Co. affiliates with respect to the shares of Common Stock indicated as held by them. The address for ML IBK Positions,
      Inc. is 250 Vesey Street, World Financial Center, North Tower, New York, New York
      10281. The address for ML Offshore LBO Partnership No. B-II is P.O. Box 25, Roseneath,
      The Grange, St. Peter Port, Guernsey, The Channel Islands. The address for each of the other Merrill Lynch Entities is 225 Liberty Street, New York, New York 10080. Pursuant
      to a Schedule 13-G dated February 13, 1996 and filed with the Commission by ML&Co. and certain of its affiliates, certain other entities associated with ML&Co. own an additional 2,100 shares.

 (b)  Pursuant to a Schedule 13-G dated February 13, 1996 and filed with the Commission by
      LGT Asset Management, Inc. ("LGT"), as of December 31, 1995, LGT had sole voting and dispositive power with respect to 2,237,500 shares. The address for LGT is 50
      California Street, San Francisco, California 94111.

 (c)  Pursuant to a Schedule 13-G dated February 13, 1996 and filed with the Commission, The
      Crabbe Huson Group, Inc. and The Crabbe Huson Special Fund, Inc. have shared voting and dispositive power with respect to 1,756,200 shares and The Crabbe Huson Group, Inc. has shared voting and dispositive power with respect to an additional 413,600 shares. The address for The Crabbe Huson Group, Inc. and The Crabbe Huson Special Fund, Inc. is 121
      SW Morrison, Suite 1400, Portland, Oregon 97204.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

 (d)  Pursuant to a Schedule 13-G dated February 9, 1996 and filed with the Commission by The
      Capital Group Companies, Inc., as of December 29, 1995, The Capital Group Companies,
      Inc. had sole voting power with respect to 381,600 shares, shared voting power with respect to no shares, and sole dispositive power with respect to 1,661,600 shares;
      Capital Research and Management Company, a subsidiary of The Capital Group Companies,
      Inc., had sole or shared voting power with respect to no shares and sole dispositive power with respect to 1,240,000 shares; and SMALLCAP World Fund, Inc., a fund to which
      Capital Research and Management Company serves as investment adviser, has sole voting power with respect to 1,200,000 shares, shared voting power with respect to no shares, and sole dispositive power with respect to no shares. The address for The Capital Group
      Companies, Inc. is 333 South Hope Street, Los Angeles, California 90071.

 (e)  The shares listed include shares subject to options exercisable within 60 days of April
      15, 1996 as follows: Ms. Kasaks, 256,497 shares; Mr. Francis, 71,832 shares; Mr.
      Atenasio, 1,666 shares; Mr. Shapiro, 20,382 shares; Ms. Weiss, 23,166 shares; Mr.
      Richardson, 22,250 shares; and all executive officers and directors as a group (16 persons), 475,369 shares.

 (f)  James J. Burke, Jr. and Gerald S. Armstrong serve on the Board of Directors of the
      Company and Ann Taylor as designees of ML&Co. and certain of its affiliates, and are directors of ML Capital Partners. Each of Messrs. Burke and Armstrong disclaims beneficial ownership of shares beneficially owned by the Merrill Lynch Entities.

 (g)  3,000 of these shares are held by Mr. Armstrong's wife, as Custodian for their children. Mr. Armstrong disclaims beneficial ownership of these shares.

 (h)  Shares are held in a pension fund of which Ms. Lazarus' husband is the sole beneficiary. Ms. Lazarus has no voting or investment power with respect to these shares.

                                   PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Subject to stockholder ratification, the Board of Directors has reappointed the firm of Deloitte & Touche LLP, Certified Public Accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year 1996. Deloitte & Touche LLP has served as the independent auditors of the Company since January 1989.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" SUCH
                                 RATIFICATION.

    Unless contrary instructions are given, the proxies solicited by management will be voted "FOR" such ratification. Ratification will require the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at the meeting.

    One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

    In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, any stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company no later than January 2, 1997 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

    Section 9 of Article II of the Company's By-Laws provides that, in order for a stockholder to nominate a person for election to the Board of Directors at an annual meeting of the Company, such stockholder must be a stockholder of record on the date the notice described below is given and on the record date for the annual meeting, and must have given timely prior written notice to the Secretary of the Company. To be timely for the 1997 Annual Meeting of Stockholders, notice must be received by the Company not less than sixty days nor more than ninety days prior to June 14, 1997, which is the anniversary date of the prior year's meeting. Such notice must contain certain information about the person whom the stockholder proposes to nominate and the stockholder giving the notice, including the name, age, address, occupation, and class and number of shares of Common Stock beneficially owned by the proposed nominee and the name, address and class and number of shares of Common Stock beneficially owned by such stockholder.

    In addition, Section 10 of Article II of the Company's By-Laws provides that, in order for a stockholder to propose any matter for consideration at an annual meeting of the Company, such stockholder must have given timely prior written notice to the Secretary of the Company of such stockholder's intention to bring such business before the meeting. To be timely, notice must be received by the Company not less than sixty days nor more than ninety days prior to June 14, 1997, which is the anniversary date of the last meeting (or if the meeting date is not within thirty days before or after the anniversary date of the last meeting, then not later than the tenth day following the day on which the notice of the date of the meeting was mailed or public disclosure thereof was made). Such notice must contain certain information about such business and the stockholder who proposes to bring the business before the meeting, including a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting such business at the annual meeting, the class and number of shares of Common Stock beneficially owned by such stockholder, and any material interest of such stockholder in the business so proposed.

                             ADDITIONAL INFORMATION

    Copies of the Company's 1995 Annual Report to Stockholders, which includes audited financial statements, are being mailed to stockholders of the Company with this Proxy Statement. Additional copies are available without charge on request. Requests should be addressed to the Secretary, AnnTaylor Stores Corporation, 142 West 57th Street, New York, New York 10019.

                                          ANNTAYLOR STORES CORPORATION

NEW YORK, NEW YORK
MAY 3, 1996

                          ANNTAYLOR STORES CORPORATION
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
               BOARD OF DIRECTORS OF ANNTAYLOR STORES CORPORATION
               FOR THE ANNUAL MEETING TO BE HELD ON JUNE 14, 1996

   The undersigned hereby appoints Gerald S. Armstrong and Paul E. Francis, and either of them, proxies of the undersigned with full power of substitution to vote all shares of Common Stock, par value $.0068 per share, of AnnTaylor Stores Corporation (the "Company") owned or held by the undersigned at the Annual Meeting of Stockholders of the Company to be held at The Sheraton New York Hotel, 811 Seventh Avenue, New York, New York, on June 14, 1996 at
2:00 p.m. local time and at any adjournment thereof.

   Such proxies are directed to vote as set forth on the reverse side hereof. The shares represented by this proxy will be voted as directed by the stockholder. If no direction is given when the duly executed proxy is returned, such shares will be voted "FOR all nominees" in (a), "FOR" the proposal in (b), and in accordance with the judgment of such proxies upon such other matters as may properly come before the Annual Meeting.

                  (Continued and to be signed on other side.)

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN (A) AND "FOR" THE PROPOSAL IN (B).
 (a) ELECTION OF THE FOLLOWING NOMINEES AS              (b) PROPOSAL TO RATIFY THE APPOINTMENT         (c) IN THEIR JUDGMENT, UPON
     CLASS II DIRECTORS: Sally Frame Kasaks                 OF DELOITTE & TOUCHE LLP as independent        SUCH OTHER MATTERS AS MAY
     and James J. Burke, Jr. (for terms to expire           public accountants for the Company for         PROPERLY COME BEFORE
     at the 1999 annual meeting).                           fiscal year 1996.                              THIS ANNUAL MEETING.

                          AUTHORITY WITHHELD FOR THE   FOR     AGAINST     ABSTAIN
                          FOLLOWING NOMINEE(S) ONLY:
                          (WRITE THE NAME(S) OF SUCH   / /       / /         / /
             AUTHORITY            NOMINEE(S)
 FOR ALL   WITHHELD FOR     IN THE SPACE PROVIDED
NOMINEES   ALL NOMINEES             BELOW)

   / /          / /
                          --------------------------

                                                                                                       Dated _____________________ ,
                                                                                                            1996
                                                                                                        ____________________________
                                                                                                        ____________________________
                                                                                                                  (Signature)

                                                                                                            Please mark, date, sign
                                                                                                            and return this proxy in
                                                                                                            the enclosed envelope.
                                                                                                            Please sign as names
                                                                                                            appear at left. When
                                                                                                            signing as agent,
                                                                                                            attorney, or fiduciary,
                                                                                                            or for a corporation or
                                                                                                            partnership, indicate
                                                                                                            the capacity in which
                                                                                                            you are signing. Shares
                                                                                                            registered in joint
                                                                                                            names should be signed
                                                                                                            by each joint tenant or
                                                                                                            trustee.